                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                                                                   EXHIBIT 10.23

                               FRY'S ELECTRONICS

                                CORPORATE OFFICE
                     600 E. BROKAW ROAD, SAN JOSE, CA 95112
                                 (408) 487-4500

                                VENDOR AGREEMENT

Company Name: NETGEAR                                  Telephone: (408)-988-2400

Company Address: 4401 Great America Pkwy, Santa Clara, CA 95052-8185

Sales Contact: John Malloy                             Acctg. Contact:__________

INTRODUCTION

- In order to formalize our relationship, we require all Vendors to sign a Vendor Agreement with Fry's Electronics, Inc. ("Fry's"). This Vendor Agreement will serve to clarify any questions you may have on how Fry's does business with its Vendors. It is our desire to establish a relationship that is beneficial to us both.

- Fry's conducts its business in accordance with the highest professional and ethical standards. Fry's policy prohibits the solicitation or acceptance of any bribe, kickback or gratuity by any Fry's employee in the transaction of its business. The payment of any bribe, kickback or gratuity is not a condition for doing business with Fry's. Vendor shall report any violation of this policy to Fry's Vice President or General Manager located at 600 East Brokaw Road, San Jose, California, 95112,
         (408) 487-4500.

TERMS OF PRICING

The following terms of pricing shall be deemed to be included in all Fry's purchase orders:

- For products that are purchased directly from the manufacturer, the Vendor agrees that all prices offered to Fry's will be no higher than any other like reseller for the same quantity purchased.

- All product in stock and/or owned by Fry's, the price of which is reduced by Vendor, shall be covered by price protection in the form of a credit by Vendor and/or debit memo by Fry's without any requirement that Fry's buy additional product. Price protection is the amount equal to [*]. If there are no outstanding invoices to offset, Vendor shall pay Fry's, in the form of a check, the amount of the price protection.

TERMS OF PURCHASE

The following terms of purchase shall be deemed to be included in all Fry's purchase orders:

-        Product reorder payment terms must be at least [*].

-        All payment terms are from the date that Fry's receives the goods.
         Verification of date of receipt may be obtained by the Vendor from the Shipper based on the Bill of Lading shipping date.

- Under no circumstances shall Fry's be liable for interest, service charges, late charges or similar charges incurred due to late payment.

-        Fry's has the right to offset credits against any outstanding invoices.
         These credits include, but are not limited to, returned merchandise credits, market development funds, co-op advertising funds, or price protection credits.

- All purchase orders are for immediate shipment unless specifically written as a future order.

- Vendor performance is continually reviewed by the length of time it takes to receive and turn each product

TERMS OF SHIPPING

The following terms of shipping shall be deemed to be included in all Fry's purchase orders:

- All product shall be shipped at Vendor's expense to the individual Fry's store designated in the purchase order.

- Fry's will pay only the cost of the product received and will deduct from the invoice any additional line item charges such as shipping, handling or insurance.

- Title to and risk of loss of the product shall remain with the Vendor until received by Fry's.

- Product damages in transit will be refused and shall promptly be removed from the Fry's store where delivered by Vendor at Vendor's expense.

- Any and all shortages shall be deducted from the invoices, including concealed shortages.

- Any product shipped on pallets to the Fremont, CA location must be delivered by a truck with a lift gate. Any palletized product not so delivered to Fremont, CA will be refused.

TERMS OF RETURN OF PRODUCT

Fry's shall have the following rights to return product purchased from Vendor:

- Upon the termination of Vendor's relationship with Fry's, Fry's may return any product purchased from Vendor in Fry's inventory at the time of termination for a full refund of the purchase price of the returned product.

- No restocking or similar fees shall be charged by Vendor for any returned product.

- All returned product will be a credit against other purchases by Fry's, which will not furnish invoice numbers nor serial numbers from the original invoices. If there are no outstanding invoices to offset, Vendor shall pay Fry's for returned product.

- Vendor hereby issues to Fry's the following blanket Returned Merchandise Authorization Number QTR RMA's for the return of defective merchandise, customer dissatisfaction returns, products that have been discontinued by manufacturer.

- Cost of shipment and risk of defective merchandise, customer dissatisfaction returns, or products that have been discontinued by manufacturer shall be at Vendor's expense.

WARRANTY AND INDEMNITY

- Vendor warrants that all products sold to Fry's [*] by a Fry's customer. In Fry's California stores, this is per Civil Code Section 1790-1795.8, Song-Beverly Consumer Warranty Act. Any product purchased by Fry's from Vendor, which is returned by a customer of Fry's for defect, shall be returned to Vendor for credit, repair or replacement in accordance with the terms of return above.

ADVERTISING AND MARKET DEVELOPMENT FUNDS

- Vendor has the responsibility to develop demand for its products and to ensure that product is available to meet demand. The Vendor is encouraged to state in its advertising that its product is available to Fry's. Fry's shall preapprove, in writing, any use of its name or logo.

- Fry's would like the opportunity to support and promote Vendor's products in its local markets, as well. To do this, it is expected that the Vendor [*]. The Vendor may also be asked for support on occasion for special Fry's marketing events, such as new store openings and specialized media campaigns. Program details are available through the Purchasing Department. For all orders, Vendors agrees to allow Fry's [*]. Vendor is encouraged to maintain contact with the buying organization to ensure that Vendor's products are being properly marketed.

- Vendor may also be asked to participate in radio, television and/or print advertising campaigns to develop markets. Any such advertising shall be the subject of a separate agreement. All agreed-upon print advertising [*]. Fry's will not supply proof of performance with respect to cooperative advertising.

SERVICE

ELECTRICAL TESTING AND CERTIFICATIONS

- Vendors selling products to be sold at Fry's stores located in the City of Los Angeles agree that they will complete all Los Angeles code-required electrical testing and subsequent labeling of all electrical equipment that will be displayed, offered for sale, or employed for personal or business use. Electrical equipment includes material, fitting devices, appliances, fixtures, apparatus and the like used as part of, or in connection with, an electrical installation. An electrical installation is defined as, in essence, machines or apparatus operating on alternating current. An example would be items which are directly plugged into the wall. If testing and labeling requirements are not adhered to, Fry's shall remove the product from sale, use or display and shall return the product for credit in the amount of its purchase price as provided in the terms of return above.

GENERAL TERMS OF AGREEMENT

The following general terms shall apply to this Agreement:

- The relationship between both Fry's and Vendor will begin on the date the Vendor Agreement is completed and signed by an officer or agent of Vendor's company and an authorized representative of Fry's.

- The terms of this Agreement shall override and supersede any conflicting terms in any other document between the parties including, but not limited to, Vendor's invoices.

- All chargebacks (such as unearned payment terms, deductions for shortages, price protection, advertising, return product shortages, return product pricing errors) aged more than [*] will require the Vendor to immediately place Fry's on Credit Hold, otherwise the chargeback will be forgiven by Vendor and Fry's will no longer be liable for the chargeback. Chargebacks are not considered to be shipped invoices.

-        All notices should be sent to:

                              Kathryn J. Kolder, Vice President
                              Fry's Electronics, Inc.
                              600 E. Brokaw Road
                              San Jose, CA 95112

- If legal action is necessary to enforce or interpret this Agreement of any of its provisions, the prevailing party shall receive its reasonable attorneys' fees and costs at the option of the court.

- This Agreement may be terminated by either party upon thirty (30) days written notice to the other party. All agreements of Vendor contained herein, including, but not limited to, those related to returns, warranty and indemnity shall survive termination.

- The parties agree that the place of making and performance of this Agreement in the City of San Jose, County of Santa Clara, State of California and that the exclusive venue for any action to enforce or for breach of this Agreement shall be in the courts of the State of California, in the County of Santa Clara.

- This Agreement shall be interpreted and construed according to the laws of the State of California.

- In the event that any one or more of the provisions, or parts of any provisions, contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision, or part of any provision, had never been contained herein.

REFERENCE INFORMATION

Vendor must supply the following information:

Company Legal Name of Company: NETGEAR INC., A NORTEL NETWORKS COMPANY

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Address: 4401 GREAT AMERICA PARKWAY SANTA CLARA, CA 95052-8185

Telephone Number: (408)-988-2400

The Company mentioned above is a: [X] Corporation [ ] Partnership [ ] Sole Proprietor [X] Other: SUBSIDIARY

Taxpayer I.D.:______________________ OR Social Security Number:________________

Provide the name, address and telephone number of the bank that the above-mentioned Company uses and the person to contact at this bank for a reference:

Bank Name: ____________________________________ Contact Name: __________________

Address: _______________________________________________________________________

Telephone Number: ____________________

List the name of the Purchasing Supervisor who will be Vendor's contact at
Fry's: ___________________

List the name and telephone number of the person at Vendor for Fry's to contact should there be difficulties processing this Agreement:

Name: ______________________________________ Phone: ____________________________

FRY'S CURRENT BILLING ADDRESS

The current billing address is Fry's Electronics, Inc., Accounts Payable Dept., 600 East Brokaw Road, San Jose, California 95112. All invoices or communications regarding invoices should be sent to this address until further notice.

I have read the above-mentioned Agreement and agree to all its terms and conditions, and Addendum I & II.

VENDOR                                            FRY'S ELECTRONICS, INC.

Date:  __________________________________         Date:  10/21/98

By:    __________________________________         By:    /S/ ILLEGIBLE
                                                         -------------

Title: __________________________________         Title: VP
             (Must be an Officer)

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



                              FRY'S CONTRACT TERMS
                                ADDENDUM 10/8/98

The following is an Addendum to Fry's Electronics standard Vendor Agreement dated March 26, 1998:

DISCOUNT:         [*]

TERMS OF PRICING

     1. Price protection must be submitted to NETGEAR within [*] after a price change.

TERMS OF RETURN OF PRODUCT

     1.  NETGEAR will provide RMA numbers that will be valid for [*] at a time.

     2. The total value of returned products is not to exceed [*] of the net shipments of the previous quarter. Exceptions can be made if mutually agreed upon.

     3.  Remote guidelines for return of product for initial orders.

     4.  Return of product will be allowed if NETGEAR causes the termination.

WARRANTY AND INDEMNITY

     1. NETGEAR will not be responsible for issues not directly related to their product. Claims made by Fry's regarding NETGEAR products while selling and advertising, are to be based only on materials provided by NETGEAR.

     2.  LIMITATION. These warranties do not apply to any Product which has been
         (i) altered, except by NETGEAR or in accordance with its instructions, or (ii) used in conjunction with another vendor's product if such use results in the defect, or (iii) damaged by improper environment, abuse, misuse, accident or negligence. Replacement parts furnished under this warranty may be refurbished or contain refurbished components.

THE FOREGOING WARRANTIES AND LIMITATION ARE EXCLUSIVE REMEDIES AND RE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT ANY LIMITATION, WARRANT OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY PRODUCT THAT MAY BE FURNISHED BY NETGEAR WHICH IS NOT LISTED IN THE PRICE LIST, OR WHICH IS IDENTIFIED IN THE PRICE LIST AS AN "AS IS" PRODUCT IS FURNISHED "AS IS" WITH NO WARRANTIES OF ANY KIND.

SERVICE

         1. Delete section on service - NETGEAR provides factory service only.

GENERAL TERMS OF AGREEMENT

     1.  Change sixty (60) days to ninety (90) days from receipt of check date.

     2. A direct relationship is not possible without monthly sales results and inventory levels. This is an accounting and financial requirement that is necessary for NETGEAR to book the sales to Fry's.

SOFTWARE

     1. Retailer may procure for and distribute licenses to use NETGEAR software and accompanying documentation by placing orders under this Agreement. The terms of the licenses for such Software to which end-users are subject are included as a "shrink-wrap" license agreement with the Software and in its accompanying documentation when shipped by NETGEAR (the "License Agreement"). Retailer agrees that for each Software product it procures under this Agreement, Retailer will (i) assure the delivery of the License Agreement to its customers and (ii) use reasonable efforts to inform its resale customers of the requirement to deliver the License Agreement to their end-user customers in the form supplied by NETGEAR with the Products.

     2. Retailer may not, nor authorize its resale customers or the end-user to, translate, decompile, disassemble, use for any competitive analysis, or reverse engineer the Software or its documentation, in any way. Retailer may not, nor authorize its resale customers or the end-user to, translate any portion of the Software or associated documentation into any other format or foreign language without the prior written consent of NETGEAR. In no event may Retailer grant the U.S. Government rights in any Software greater than those set out in subparagraphs (a) through (d) of the Commercial Computer Software - Restricted Rights clause at FAR 52.227-19 and the limitations for civilian agencies set out in the License Agreement; and subparagraph
         (e)(l)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 for agencies of the Department of Defense.

     3. If all or part of the NETGEAR products or updates delivered to Retailer have been licensed by NETGEAR from a third party software supplier, then, notwithstanding anything to the contrary contained in this Agreement, Retailer and its resale customers or the end-user is granted a sublicense to the third party software subject to the same terms and conditions as those contained in the agreement between that third party supplier and NETGEAR and/or Bay Networks. NETGEAR reserves the right to substitute any third party software in the NETGEAR Products so long as the new third party software does not materially affect the functionality of the NETGEAR Products.

NETGEAR                                              FRY'S ELECTRONICS, INC.

Date:  12/1/98                                       Date:  10/21/98

By:    /S/ ILLEGIBLE                                 By:    /S/ ILLEGIBLE
       -------------------------                            --------------------

Title: VP, GM, WPD                                   Title: VP

                                   ADDENDUM II

WARRANTY

WARRANTY PERIOD. The warranty period for each Product is specified in the Price List that is in effect on the date NETGEAR receives Fry's order, and shall apply regardless of any extended warranty period which you may choose to provide to your customers. NETGEAR reserves the right to change a warranty period for a specific Product but only for orders placed after the effective date of such change. The minimum warranty period for any Product shall be one year or as otherwise required by law.

HARDWARE WARRANTY. NETGEAR warrants to the end-user that each item of Hardware will be free from defects in workmanship and materials for its respective warranty period which begins on the date of purchase by the end-user. End-user's exclusive remedy and NETGEAR's sole obligation and liability under this warranty is to promptly repair or replace any failed Product returned by Fry's on behalf of an end-user because of defects in workmanship or material.

SOFTWARE WARRANTY. NETGEAR warrants to the end-user that each item of Software, as delivered or updated by NETGEAR and properly installed and operated on the Hardware or other equipment it is originally licensed for, will function during its respective warranty period substantially as described in the user documentation supplied by NETGEAR with the Software. If any item of Software ails to so perform during its warranty period, as the sole remedy NETGEAR will at its discretion provide a suitable fix, patch or workaround for the problem which may be included in a future revision of the Software. For specific Software which is distributed by NETGEAR as a licensee of third parties, additional warranty terms offered by such third parties to end-users may apply and will be included in the documentation supplied with the software.

LIMITATIONS. NETGEAR does not warrant that any item of Software is error free or that its use will be uninterrupted. NETGEAR is not obligated to remedy any Software defect which cannot be reproduced with the latest revision of the Software. These warranties do not apply to any Product which has been (i) altered, except by NETGEAR or in accordance with its instructions, (ii) used in conjunction with another vendor's product resulting in the defect, or (iii) damaged by improper environment, abuse, misuse, accident or negligence. Replacement parts furnished under this warranty may be refurbished or contain refurnished components.

THE FOREGOING WARRANTIES AND LLIMITATIONS ARE EXCLUSIVE REMEDIES AND ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING, WITHOUT ANY LIMITATION, WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE FOREGOING NOTWITHSTANDING, IN FRY'S CALIFORNIA STORES, NETGEAR'S OBLIGATIONS UNDER WARRANTY SHALL BE PER CIVIL CODE SECTION 1790-1795.8, SONG-BEVERLY CONSUMER WARRANTY ACT.

INFRINGEMENT INDEMNIFICATION

NETGEAR agrees to indemnify Fry's against any claim that the Products infringe any U.S. patent, copyright or trademark, provided that Fry's (1) gives NETGEAR prompt written notice of any claim, (2) grants NETGEAR control of the defense and settlement of such claim, and (3) assists fully in the defense so long as NETGEAR pays Fry's out-of-pocket expenses. NETGEAR shall have no liability for any settlement or compromise made without its prior written consent. NETGEAR shall, at is option and expense, (i) procure the right for the end-user to continue using the Product, (2) replace or modify the Product so that it becomes noninfringing or (3) accept return of the Product and refund an amount equal to the price paid by Fry's for the infringing Product.

NETGEAR shall have no liability or obligation for any infringement claim based upon (1) modifications of the Products by parties other than NETAGEAR or use of such modified Product or (2) use of the Products in combination with materials or products not supplied or approved by NETGEAR if such combined use is the cause of the infringement.

THE ABOVE STATES THE ENTIRE LIABILITY OF NETGEAR AND IS THE SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND.

LIABILITY

NETGEAR agrees to indemnify Fry's against any claim arising out of or resulting from the Products, provided that any such claim (1) is attributable to bodily injury or death or to injury to or destruction of physical property (other than the Products) and (2) is caused by a negligent act or omission of NETGEAR. This obligation on the part of NETGEAR shall exist only if you (1) give NETGEAR prompt written notice of any such claim, (2) grant NETGEAR control of the defense and settlement of such claim, and (3) assist fully in the defense so long as NETGEAR pays the out-of-pocket costs. NETGEAR shall have no liability for any settlement or compromise made without its prior written consent.

EXCEPT AS OTHERWISE REQUIRED BY LAW, NETGEAR SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO ANY PERSON FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM USE OR MALFUNCTION OF THE PRODUCTS, LOSS OF PROFITS OR REVENUES OR COSTS OF REPLACEMENT GOODS, EVEN IF NETGEAR IS INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

Except as specifically provided for in this Agreement or as required by law, in no event will NETGEAR's liability in connection with the Products or this Agreement exceed the amounts actually paid to NETGEAR under this Agreement for the Products giving rise to such liability. These limitations apply to all causes of action in the aggregate.

                                                FRY'S ELECTRONICS, INC.

                                                /S/ Kathryn J. Kolder

                                                Kathryn J. Kolder, V.P.

                                      -2-